THIS AMENDING AGREEMENT is made as of the ___day of July, 2012.

BETWEEN:

Patriot Minefinders Inc., 606 - 610 Granville Street, Vancouver, BC  V6C 3T3(the “Assignee”)

AND:

Skanderbeg Capital Partners Inc., Suite 700 – 510 West Hastings Street, Vancouver, BC  V6B 1L8(“Skanderbeg” or the “Assignor”)

AND:

San Marco Resources Inc., Suite 930 – 650 West Georgia Street, Vancouver, BC  V6B4N8  (“San Marco”)

WHEREAS:

A.
San Marco and Skanderbeg entered into an option agreement dated February 28, 2012, (the “Option Agreement”) wherein Skanderbeg has an exclusive option to acquire from San Marco an undivided 50% right, title and interest in and to certain mineral claims known as the La Buena Project, located in Mexico as set out in Schedule “A” of the Option Agreement (the “Property”);

B.
Skanderbeg has assigned to the Assignee all of Skanderbeg's right, title and interest in and to the Option Agreement and the Property pursuant to an Assignment Agreement dated May 17, 2012 (the “Assignment Agreement”); and

C.	The Assignee, Skanderbeg and San Marco wish to make certain amendments to the provisions of the Assignment Agreement.

NOW THEREFORE THIS AMENDING AGREEMENT WITNESSETH that in consideration of these premises and for other good and valuable consideration, the receipt and sufficiency of which is also hereby acknowledged by each of the parties hereto, the parties hereto hereby agree as follows:

1.	All capitalized terms not otherwise defined herein shall have the meanings set out in the Assignment Agreement.

2.	Section 4 of the Assignment Agreement is deleted in its entirety and is replaced with the following:

"4.                      The Assignee hereby covenants and agrees with the Assignor that the Assignee will fully and faithfully abide by all terms and conditions of the Option Agreement and fully and faithfully perform all responsibilities and obligations of the Assignor under the Option Agreement. This includes agreeing to make all monetary and royalty payments to San Marco and all required payments and property expenditures as set out in the Option Agreement.  Without limiting the foregoing, the Assignee hereby specifically covenants and agrees with the Assignor and San Marco that the Assignee will fully and faithfully abide by the terms and conditions of Section 9 of the Option Agreement, which terms and conditions are herein incorporated by reference.”

3.	In all other respects the terms and conditions of the Assignment Agreement shall continue in full force and effect.

4.
Each of the parties hereto agrees to do and/or execute all such further and other acts, deeds, things, devices, documents and assurances as may be required in order to carry out the true intent and meaning of this Amending Agreement.

5.	This Amending Agreement shall enure to the benefit of and be binding upon the parties hereto and each of their successors and permitted assigns, as the case may be.

6.
This Amending Agreement may be executed in counterparts and by electronic or facsimile transmission, each of which shall be deemed to be an original and all of which shall constitute one and the same document.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have executed this Amending Agreement as of the day and year first above written.

Patriot Minefinders Inc.

Per:

Authorized Signatory

Skanderbeg Capital Partners Inc.

Per:

Authorized Signatory

San Marco Resources Inc.

Per:

Authorized Signatory